UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 23, 2008

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On October 23, 2008, Align Technology, Inc. (the "Company") announced certain preliminary financial results for the quarter ended September 30, 2008. A copy of the Company’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this filing.

The information in Item 2.02 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On October 23, 2008, the Company announced that it plans to implement a restructuring plan to increase efficiencies across the organization and lower the Company’s overall cost structure. The restructuring plan includes a total reduction of 111 full time headcount in Santa Clara, California, of which 46 positions will be eliminated between now and January 2009. The remaining positions are expected to be eliminated between February and July 2009 as the Company creates a new shared services organization in its existing Costa Rica operation that will consolidate customer care, accounts receivable, credit and collections, and customer event registration organizations.

In connection with the restructuring, the Company expects to incur restructuring charges of approximately $5.0 million primarily for retention and severance related costs. The Company expects to incur approximately $3.5 million in the fourth quarter of 2008 and approximately $1.0 million and $0.5 million in the first quarter and second quarter of 2009, respectively. Substantially all of these charges will result in cash expenditures. A copy of the Company’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this filing.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding Align’s expectations regarding the anticipated amount of the cost savings, the expected amount of and timing of the charges to be incurred in connection with these measures and the anticipated timing of the relocation of order acquisition. Forward-looking statements contained in this report relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, lower than anticipated reductions in headcount or expenses in connection with the relocation, a delay in the implementation of the relocation and greater than anticipated costs resulting from the relocation. These and other risks are detailed from time to time in Align’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 26, 2008. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Dated: October 23, 2008	By:	/s/ Roger E. George
Roger E. George
Vice President Corporate & Legal Affairs, General Counsel & Corporate Secretary